Exhibit 10.4

MODIFICATION TO LOAN DOCUMENTS

This Modification to Loan Documents (this “Modification”) is entered into by and between eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation (“Borrower”) and COMERICA BANK (“Bank”) as of this December 28, 2012.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement dated as of June 27, 2011, as it may be amended from time to time, including without limit by that certain First Amendment to Loan and Security Agreement dated as of December 28, 2011, and that certain Second Amendment to Loan and Security Agreement dated as of June 28, 2012 (as amended, the “Agreement”).

The Agreement, together with all other documents, instruments and agreements executed in connection with the Agreement, are hereinafter referred to collectively as the “Loan Documents.”

On November 13, 2012, Borrower filed a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State, which provides for a change in the name of Borrower from eGain Communications Corporation to eGAIN CORPORATION (the “Amendment”).

Notwithstanding any provisions of the Loan Documents to the contrary, Borrower has requested that Bank consent to the Amendment and refrain from exercising its rights and remedies under the Loan Documents. Bank hereby consents to the Amendment, subject to the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Loan Documents.

2. Modification to the Loan Documents. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Loan Documents are hereby modified so that wherever the name of Borrower is used in the Loan Documents, it shall hereafter mean eGAIN CORPORATION, a Delaware corporation.

3. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Bank’s agreement to consent to the Amendment shall only be with respect to Borrower’s name change as evidenced in the Amendment and, except as specifically set forth in this Modification, all of the terms and conditions of the Loan Documents remain in full force and effect.

4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the undersigned have executed this Modification as of the first date above written.

eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

By:	/s/ Eric Smit

Name:	Eric Smit

Title:	C.F.O.

COMERICA BANK

By:	/s/ Jeff Lee

Name:	Jeff Lee

Title:	Vice President